UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 12, 2017

Date of Report (Date of earliest event reported)

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W. Houston, Texas		77086
(Address of Principal Executive Offices)		(Zip Code)

(281) 591-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 12, 2017, FMC Technologies, Inc. (“FMCTI”) and Technip Eurocash SNC (together with FMCTI, the “Borrowers”) entered into a new $2.5 billion senior unsecured revolving credit facility agreement with JPMorgan Chase Bank, N.A. (“JPMorgan”) as agent and an arranger; SG Americas Securities LLC as an arranger; and the lenders party thereto (the “Facility Agreement”). The Facility Agreement provides that FMCTI shall act as initial guarantor and that TechnipFMC plc (“TechnipFMC”) shall accede as an additional borrower and an additional guarantor following the consummation of its pending business combination with FMCTI and Technip S.A. (the “Transaction”). The Facility Agreement will replace FMCTI’s existing $2.0 billion revolving credit agreement and Technip Eurocash SNC’s existing €1.0 billion multicurrency revolving facility agreement, both of which are currently undrawn and will terminate upon availability of the Facility Agreement.

The Facility Agreement provides for the establishment of a multicurrency, revolving credit facility with a total commitment of $2.5 billion, which includes a $1.5 billion letter of credit subfacility and a $500.0 million swingline loan subfacility. Subject to certain conditions, the Borrowers may request the aggregate commitments under the Facility Agreement be increased to a maximum amount of $3.0 billion. Unless otherwise extended pursuant to the terms of the Facility Agreement, the credit facility expires five years from the date on which (i) the Transaction has been consummated and (ii) certain other conditions precedent have been satisfied. No funds may be borrowed under the credit facility until TechnipFMC accedes to the Facility Agreement.

Borrowings under the Facility Agreement bear interest at the following rates, plus an applicable margin, depending on currency:

•	U.S. dollar-denominated loans bear interest, at the Borrowers’ option, at a base rate or an adjusted rate linked to the London interbank offered rate (“Adjusted LIBOR”);

•	sterling-denominated loans bear interest at Adjusted LIBOR; and

•	euro-denominated loans bear interest at the Euro interbank offered rate (“EURIBOR”).

Depending on the credit rating of TechnipFMC, the applicable margin for revolving loans varies (i) in the case of Adjusted LIBOR and EURIBOR loans, from 0.820% to 1.300% and (ii) in the case of base rate loans, from 0.000% to 0.300%. The “base rate” is the highest of (a) the prime rate announced by JPMorgan, (b) the greater of the Federal Funds Rate and the Overnight Bank Funding Rate plus 0.5% or (c) one-month Adjusted LIBOR plus 1.0%.

The Facility Agreement contains usual and customary covenants, representations and warranties and events of default for credit facilities of this type, including financial covenants.

The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the Facility Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Facility Agreement described above under Item 1.01 is incorporated into this Item 2.03 by reference. A copy of the Facility Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	$2,500,000,000 Facility Agreement, dated as of January 12, 2017, by and among FMC Technologies, Inc. and Technip Eurocash SNC, as Borrowers; JPMorgan Chase Bank, N.A., as agent and an arranger; SG Americas Securities LLC as an arranger; and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

	By:	/s/ Dianne B. Ralston
Dated: January 13, 2017	Name:	Dianne B. Ralston
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	$2,500,000,000 Facility Agreement, dated as of January 12, 2017, by and among FMC Technologies, Inc. and Technip Eurocash SNC, as Borrowers; JPMorgan Chase Bank, N.A., as agent and an arranger; SG Americas Securities LLC as an arranger; and the other lenders party thereto.